                          SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant        [X]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e) (2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Symbol Technologies, Inc.
--------------------------------------------------------------------------------
                    (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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
                          SYMBOL TECHNOLOGIES, INC.

                               ONE SYMBOL PLAZA
                       HOLTSVILLE, NEW YORK 11742-1300

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 5, 1997

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Symbol Technologies, Inc. (the "Corporation") will be held at 10:00 A.M., local time, on May 5, 1997 at Symbol Technologies, Inc., World Headquarters, One Symbol Plaza, Holtsville, NY, for the following purposes:

     1. To elect nine directors of the Corporation to serve until the next annual meeting of shareholders and until the election and qualification of their respective successors;

     2. To approve the adoption of the 1997 Employee Stock Option Plan;

     3. To approve the adoption of the 1997 Employee Stock Purchase Plan;

     4. To ratify the appointment of Deloitte & Touche, independent certified public accountants, as auditors for fiscal year 1997; and

     5. To transact such other business as may properly come before the meeting.

   Only holders of record of the Corporation's Common Stock at the close of business on March 10, 1997 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Corporation will not be closed.

   Shareholders who find it convenient are cordially invited to attend the meeting in person. If you are not going to do so and wish that your shares be voted, you are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors,



                                            LEONARD H. GOLDNER
                                            Secretary

Dated: March 11, 1997

                          SYMBOL TECHNOLOGIES, INC.

                               ONE SYMBOL PLAZA
                       HOLTSVILLE, NEW YORK 11742-1300


                               PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Symbol Technologies, Inc. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 10:00 A.M., local time on May 5, 1997, at Symbol Technologies, Inc., World Headquarters, One Symbol Plaza, Holtsville, New York, and at any adjournment thereof. If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (1) for the election as directors of the nominees of the Board of Directors named below, (2) in favor of the proposal to approve the 1997 Employee Stock Option Plan, (3) in favor of the proposal to approve the 1997 Employee Stock Purchase Plan, (4) to ratify the appointment of Deloitte & Touche as the Corporation's auditors for fiscal 1997, and (5) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a shareholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement and the accompanying proxy is March 20, 1997.

                                    VOTING

   Holders of record of the Corporation's Common Stock on March 10, 1997, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 28,434,037 shares of Common Stock outstanding and entitled to vote and a majority, or 14,217,019 of these shares, will constitute a quorum for the transaction of business. Share amounts in this Proxy Statement have not been adjusted to reflect the three for two stock split which will be effective on April 1, 1997. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including election of directors. Only votes cast "for" a motion constitute affirmative votes. Votes "withheld" or abstentions (including broker non-votes) are considered for quorum purposes but since they are not votes "for" a motion, they will have the same effect as negative votes or votes "against" such matters. The closing price of the Corporation's Common Stock on the New York Stock Exchange on February 28, 1997 was $50.25 per share.

                            NOMINEES FOR ELECTION

   The following information is supplied with respect to the nominees for election as directors of the Corporation:

                                          POSITIONS AND OFFICES                 HAS BEEN A
        NAME           AGE         PRESENTLY HELD WITH THE CORPORATION        DIRECTOR SINCE
-------------------  -----  -----------------------------------------------  --------------
Jerome Swartz.......   56     Chairman of the Board of Directors,                  1973
                                Chief Executive Officer and Director
Harvey P. Mallement.   56     Director                                             1977
Frederic P. Heiman .   57     Executive Vice President and Director                1981
Raymond R. Martino .   58     Vice Chairman of the Board of Directors              1983
Saul P. Steinberg ..   57     Director                                             1985
Lowell C. Freiberg .   57     Director                                             1985
George Bugliarello .   69     Director                                             1992
Charles Wang .......   52     Director                                             1994
Tomo Razmilovic.....   54     President, Chief Operating Officer and               1995
                                Director

   Dr. Swartz co-founded and has been employed by the Corporation from its inception in 1973. He has been the Chairman of the Board of Directors and Chief Executive Officer of the Corporation for more than the past ten years. Dr. Swartz was an industry consultant for the prior 12 years in the areas of optical and electronic systems and instrumentation and has a total of some 140 issued and pending U.S. patents and technical papers to his credit. He is a member of the Board of Trustees of Polytechnic University and a member of the Board of Directors of the Stony Brook Foundation. He is also a fellow of the Institute of Electrical and Electronic Engineers.

   Mr. Mallement has been one of the Managing General Partners of Harvest Partners, Inc., a private equity and leveraged buyout investment management company, since its inception in April 1981. He is an officer and director of seven privately held companies.

   Dr. Heiman has been Executive Vice President of the Corporation since July 1986. He was previously employed by Intel Corporation, a manufacturer of semiconductor components, from May 1982 until July 1986, in a number of positions, the most recent of which was as its Director of Corporate Planning. Dr. Heiman is the inventor or co-inventor of 20 issued U.S. patents, including basic elements of the MOS integrated circuit chip, which became the basis of much of the modern revolution in computer and electronics communications and the first silicon storage tube used in display and scanning applications.

   Mr. Martino was the Corporation's President and Chief Operating Officer from December 1983 until June 30, 1994. He is currently the Corporation's Vice Chairman of the Board of Directors and is employed by the Corporation on a part-time and consulting basis.

   Mr. Steinberg founded and has been the Chief Executive Officer and a Director of Reliance Group Holdings, Inc. ("Reliance") and predecessors of Reliance since 1961. Reliance is a holding company whose principal business is the ownership of property and casualty and title insurance companies. He is also a member of the Board of Trustees of the University of Pennsylvania and Chairman of the Wharton School Board of Overseers. Mr. Steinberg is also a Director of Reliance Insurance Company, Reliance Financial Services Corporation and Zenith National Insurance Corp.

   Mr. Freiberg has been employed by Reliance and its predecessors since 1969. For more than the past five years, he has been the Senior Vice President and Chief Financial Officer of Reliance.

   Dr. Bugliarello has been Chancellor of Polytechnic University since July 1, 1994. For the prior 21 years, he was President of Polytechnic University. He has been a member of several scientific organizations including past Chairman of the Board of Science and Technologies for International Development of the National Academy of Sciences. He is a member of the National Academy of Engineering and is also the U.S. Member of the Science for Stability Steering Group of the Scientific Affairs Division of NATO. He is a member of the Board of Directors of several organizations including the Long Island Lighting Company, Comtech Laboratories and Spectrum Information Technologies, Inc. In January 1995, Spectrum Information Technologies, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code.

   Mr. Wang has been the Chief Executive Officer of Computer Associates International, Inc. since 1976. He has been the Chairman of the Board since 1980. Computer Associates is the world's leading business software company with fiscal 1996 revenues exceeding $3.9 billion.

   Mr. Razmilovic has been President and Chief Operating Officer of the Corporation since October 1995. He was previously Senior Vice President -Worldwide Sales and Services. He first joined the Corporation in 1989. Prior thereto, he was President of ICL International, a major European computer manufacturer and he also led its industry marketing and software development divisions.

   Pursuant to agreements between Reliance and the Corporation, Reliance currently has the right to designate one person to the Corporation's Board of Directors. Reliance has designated Mr. Steinberg.

                            MEETINGS OF THE BOARD

   During the fiscal year ended December 31, 1996 the Board of Directors held five meetings. Each director, except for Mr. Wang, attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all the committees of the Board on which such director served. Mr. Wang attended three of the five meetings.

   The Board of Directors has an Audit Committee consisting of Messrs. Mallement and Bugliarello. The primary functions of the Audit Committee are to review the Corporation's financial statements, to recommend the appointment of the Corporation's independent auditors and to review the overall scope of the audit. The Audit Committee held two meetings in 1996.

   The Board of Directors has a Compensation/Stock Option Committee consisting of Messrs. Freiberg and Steinberg. The primary functions of this Committee are to review the salaries, benefits and any other compensation of the Corporation's senior executive officers, to make recommendations to the Board of Directors with respect to these matters and to administer the Corporation's stock option plans. During 1996 the Committee held 5 meetings.

   The Board of Directors has a Nominating Committee consisting of Messrs. Swartz, Mallement and Steinberg. The primary function of this Committee is to review and recommend to the Board potential candidates for election to the Board of Directors. Shareholders wishing to recommend candidates for consideration by the Committee can do so by providing written notice to the Secretary of the Corporation no later than December 31 of the year preceding the date of the meeting, at its corporate office in Holtsville, New York, giving the candidate's name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be nominated as a candidate and, if nominated and elected, to serve as a director. The Committee did not meet in 1996.

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information with respect to the Common Stock of the Corporation beneficially owned by any person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities:

                                                 AMOUNT AND NATURE OF
                NAME AND ADDRESS                      BENEFICIAL          PERCENT OF
              OF BENEFICIAL OWNER                    OWNERSHIP(1)        COMMON STOCK
----------------------------------------------  ---------------------  --------------
Saul P. Steinberg and                                 3,592,384(2)           13.8
Reliance Financial Services Corporation
Park Avenue Plaza
New York, New York 10055

Prudential Insurance Company of America               2,571,052(3)            9.9
751 Broad Street
Newark, New Jersey 07102-3777

Forstmann-Leff Associates Inc. and                    1,985,515(4)            7.6
subsidiaries
55 East 52nd Street
New York, New York 10055

AIM Managment Group, Inc.                             1,401,200(5)            5.4
11 Greenway Plaza
Houston, Texas 77046

Putnam Investment Management, Inc.                    1,299,900(6)            5.0
One P.O. Box Square
Boston, Massachusetts 02109

------------
(1) The table identifies any persons having sole voting and investment power with respect to the shares set forth opposite their names as of February 15, 1997 except as otherwise disclosed in the footnotes to the table, according to information publicly filed or otherwise furnished to the Corporation.

(2) Of the Common Stock shown, 3,578,634 shares are beneficially owned by Reliance Financial Services Corporation ("Reliance Financial"). Reliance Financial is a wholly owned subsidiary of Reliance. Approximately 47% of the common voting stock of Reliance is owned by Saul P. Steinberg, members of his family and affiliated trusts. As a result of his stock holdings in Reliance, Mr. Steinberg may be deemed to control Reliance Financial and to be a beneficial owner of the shares beneficially owned by Reliance Financial. Sole voting and dispositive power with respect to such shares are held as follows:
       Reliance Insurance Company, a subsidiary of Reliance Financial, 2,880,534 shares; United Pacific Insurance Company, a subsidiary of Reliance Insurance Company, 500,000 shares; Reliance National Indemnity, a subsidiary of Reliance Insurance Company, 198,100 shares. Mr. Steinberg disclaims beneficial ownership of the 3,578,634 shares beneficially owned by Reliance Financial. Includes 13,750 shares Mr. Steinberg beneficially owns which may be acquired within 60 days of February 15, 1997, pursuant to the exercise of options and a warrant held by him.

(3) The number of shares beneficially owned as of December 31, 1996 according to a statement on Schedule 13G filed with the Securities and Exchange Commission. Prudential Insurance Company of America, an insurance company, has sole power to vote or direct the vote and dispose of or direct the disposition of 351,600 of such shares, shared power to vote or direct the vote of 1,979,052 of such shares, and shared power to dispose of or direct the disposition of 2,219,452 of such shares. Prudential may have direct or indirect voting and/or investment discretion over 2,571,052 shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(4) The number of shares beneficially owned as of December 31, 1996 according to a statement on Schedule 13G filed with the Securities and Exchange Commission. Forstmann-Leff Associates Inc. and subsidiaries, investment advisors, have sole power to vote or direct the vote of 1,000,115 of such shares, shared power to vote or direct the vote of 249,300 of such shares, sole power to dispose of or to direct the disposition of 1,134,015 of such shares and shared power to dispose of or direct the disposition of 851,500 of such shares.

(5) The number of shares beneficially owned as of December 31, 1996 according to a statement on Schedule 13G filed with the Securities and Exchange Commission. AIM Management Group, Inc. and its subsidiaries, investment advisors, have shared power to vote or direct the vote of 1,401,200 such shares. No one client owns more than 5% of such shares.

(6) The number of shares beneficially owned as of December 31, 1996 according to a statement on Schedule 13G filed with the Securities and Exchange Commission. Putnam Investments, Inc., an investment advisor, has shared power to vote or direct the vote of 196,000 of such shares, and shared power to dispose of or direct the disposition of 1,299,900 of such shares. No one client owns more than 5% of such shares.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information as of February 15, 1997 with respect to the Common Stock of the Corporation beneficially owned by (i) all directors and nominees, (ii) the executive officers listed in the following Summary Compensation Table, and (iii) all executive officers and directors as a group:

                                                   AMOUNT AND NATURE OF
                                                        BENEFICIAL          PERCENT OF
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                OWNERSHIP(1)        COMMON STOCK
------------------------------------------------  ---------------------  --------------
Jerome Swartz ...................................          918,531(2)           3.5
Harvey P. Mallement .............................           36,750(3)            *
Frederic Heiman .................................           57,600(4)            *
Raymond R. Martino ..............................          208,008(5)            *
Saul P. Steinberg ...............................        3,592,384(6)          13.8
Lowell C. Freiberg ..............................           38,750(7)            *
George Bugliarello ..............................            5,250(8)            *
Charles Wang ....................................           20,000(9)            *
Tomo Razmilovic .................................           69,129(10)           *
Richard M. Feldt ................................            1,000               *
Leonard H. Goldner ..............................          174,107(11)           *
All executive officers and directors as a group..        5,377,201(12)         19.7
(consisting of 18 individuals)


------------
*       Less than 1%

(1) The persons identified in this table have sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.

(2) Includes (i) 590,500 shares which may be acquired pursuant to the exercise of options within 60 days of February 15, 1997, (ii) 50,000 shares held in trust for the benefit of Dr. Swartz and his family,
        (iii) 5,509 shares owned by his wife, and (iv) 14,600 shares held by a charitable lead trust of which he is a co-trustee and his adult children are ultimate beneficiaries. Dr. Swartz disclaims beneficial ownership of the shares held by or for the benefit of members of his family.

(3) Represents 3,750 shares that may be acquired pursuant to the exercise of options within 60 days of February 15, 1997 and 33,000 shares owned by Mr. Mallement.

(4) Represents 40,100 shares that may be acquired pursuant to the exercise of options within 60 days of February 15, 1997 and 17,500 shares owned by Dr. Heiman and his wife.

(5) Represents 181,500 shares that may be acquired pursuant to the exercise of options within 60 days of February 15, 1997 and 26,508 shares owned by Mr. Martino.

(6) Represents 3,578,634 shares owned by Reliance Financial and its subsidiaries and 13,750 shares that may be acquired by Mr. Steinberg pursuant to the exercise of options and a warrant within 60 days of February 15, 1997. See "Principal Shareholders."

(7) Represents 3,750 shares that may be acquired pursuant to the exercise of a warrant and options within 60 days of February 15, 1997 and 32,500 shares owned by Mr. Freiberg. Mr. Freiberg disclaims beneficial ownership of the shares owned by Reliance Financial. See "Principal Shareholders."

(8) Represents 6,250 shares that may be acquired pursuant to the exercise of options within 60 days of February 15, 1997 and 1,500 shares owned jointly by Dr. Bugliarello and his wife.

(9) Represents 10,000 shares that may be acquired pursuant to the exercise of options within 60 days of February 15, 1997 and 10,000 shares owned by Mr. Wang.

(10) Represents 57,450 shares that may be acquired pursuant to the exercise of options within 60 days of February 15, 1997 and 11,679 shares owned by Mr. Razmilovic.

(11) Includes 69,700 shares that may be acquired pursuant to the exercise of options within 60 days of February 15, 1997 and 64,600 shares held by trusts of which he is co-trustee. Mr. Goldner disclaims beneficial ownership of the shares held by these trusts.

(12) Includes an aggregate of 1,193,846 shares which may be acquired pursuant to the exercise of options and warrants within 60 days of February 15, 1997.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange, reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation and to furnish the Corporation with copies of all Section 16(a) forms they file.

   Based on a review of the copies of such reports furnished to the Corporation, the Corporation believes that, during the 1996 fiscal year, all filing requirements applicable to its executive officers, directors and greater than 10% shareholders were complied with.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Corporation's Compensation/Stock Option Committee (the "Committee") is composed entirely of outside directors. Messrs. Freiberg and Steinberg are the current members of the Committee. Neither has ever been an officer or employee of the Corporation.

                COMPENSATION/STOCK OPTION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

   A primary role of the Committee is to oversee compensation practices for the Corporation's senior executive officers. The Committee's responsibilities include reviewing the salaries, benefits and other compensation of the Corporation's senior executive officers, making recommendations to the full Board of Directors with respect to these matters and administering the Corporation's stock option plans. In its oversight capacity, the Committee is dedicated to ensuring that the Corporation's financial resources are used effectively to support the achievement of its short-and long-term business objectives. The Committee has available to it an outside compensation consultant and access to independent compensation data.

   In the course of its executive compensation decision making, the Committee adheres to several guiding principles. Specifically, the Committee takes the position that the executive compensation program should:

    o Target pay levels at rates that are competitive in light of market practices so as to ensure that the Corporation is positioned to attract and retain high performing management talent, particularly in the areas of technology in which it competes.

    o Reflect a pay-for-performance orientation, linking overall compensation paid to senior executives with the Corporation's financial performance.

    o Encourage share ownership on the part of key employees with the objective of aligning the interests of management and investors, thereby promoting the maximization of shareholder value.

   The Corporation's total compensation program is described below. The Committee believes that the Corporation's executive compensation program is structured to appropriately recognize the performance and contribution of individual officers and to attract and retain top quality management talent. The Committee further believes that the executive compensation program is effective in supporting the Corporation's business goals and human resource strategies.

DESCRIPTION OF COMPENSATION POLICIES

   It is the Corporation's policy to pay its senior executives at levels that reflect the Corporation's financial performance relative to comparable organizations. This policy is implemented by means of a coordinated, total pay program comprised of discrete elements that reward individual value added to the Corporation, provide motivation to achieve corporate financial targets that are consistent with shareholder expectations, and encourage long-term share ownership by senior executives. These elements exist in the context of a reward system that includes base salary, a bonus plan and awards of stock options.

   The Corporation, with the assistance of outside consulting firms, periodically conducts comparisons of the compensation practices of approximately 30 selected companies. This panel consists of "high tech" companies with which the Corporation believes it competes in attracting and retaining employees. Eleven of the panel companies are included in the S&P Technology Sector Index. The Corporation seeks to target the total compensation (e.g. base salary, annual bonus and stock options) paid to its senior executives at approximately the 75th percentile of the total compensation paid for comparable positions at the panel companies, after adjusting by regression analysis for the different magnitude of revenues.

   Based on a review of Internal Revenue Service regulations, the Committee believes that all compensation paid in 1996 and payable in 1997 to its senior executive officers (including Dr. Swartz) will be fully deductible by the Corporation. The Committee will continue to review the Corporation's compensation programs and may revise these programs as it deems necessary.

RELATIONSHIP OF EXECUTIVE COMPENSATION TO PERFORMANCE

BASE SALARY

   Executive officers' base salaries are normally reviewed each year. An exception to this policy is made with respect to the consideration of base salary for Dr. Swartz due to his employment agreement which requires that salary reviews for him be undertaken biennially. Consistent with this agreement, Dr. Swartz' annual base salary was increased by 10% to $721,875, effective July 1, 1996. Furthermore, he will receive an additional 10% raise effective July 1, 1997. Dr. Swartz' salary will again be reviewed in July 1998.

   In assessing the extent to which executive salary increases are warranted, the Committee considers a number of factors, including performance on the job, external market pay practices, the incremental value the executive adds to the Corporation and the executive's level of experience and expertise. Adjustments in base salary are generally not based upon the financial performance of the Corporation. In the case of Dr. Swartz, the Committee considered his effectiveness as Chairman of the Board and Chief Executive Officer of the Corporation as well as his many noteworthy contributions to the Corporation. These contributions include 85 issued U.S. patents which he has assigned to the Corporation and which provide competitive advantages to the Corporation and have also generated significant licensing revenues that have materially added to the Corporation's profitability.

EXECUTIVE BONUS PLAN

   The Corporation promotes a pay-for-performance philosophy wherein a significant element of annual compensation is directly linked to the financial performance of the Corporation. This was accomplished in years before 1995 through the administration of the Profit Sharing Bonus Plan in which most of the Corporation's North American-based management level employees, including all executive officers except Mr. Razmilovic participated. Effective January 1, 1995, the Committee adopted and the Board of Directors and shareholders ratified the creation of an Executive Bonus Plan (the "Executive Bonus Plan"), the purpose of which is to more directly tie the level of annual executive incentive compensation to the financial performance of the Corporation than was possible under the prior Profit Sharing Bonus Plan. All executive officers of the Corporation participate in the Executive Bonus Plan. The Committee has full authority to construe, interpret and administer the Executive Bonus Plan, as well as to determine the extent, if any, to which operating performance standards have been met. The Committee also has authority to modify (prior to the beginning of the calendar year for which the targets will be applicable) the specific targets for the performance goals under the Executive Bonus Plan.

   Under the Executive Bonus Plan, the Committee each year, establishes corporate financial performance objectives (exclusive of extraordinary revenues and charges), expressed in terms of earnings per share. Three levels of performance are identified: threshold performance, at which the minimum award (one-half a participant's target bonus) will be earned and below which no award will be earned; target performance, at which the target award will be earned; and maximum performance, at which the maximum award (twice a participant's target bonus) will be earned and above which no additional award will be earned. For 1997, threshold performance has been established at results equal to 85% of the

Corporation's 1997 Business Plan; target performance has been established at results equal to 100% of the 1997 Business Plan; and maximum performance has been established at results equal to or greater than 115% of the 1997 Business Plan.

   Each participant in the Executive Bonus Plan has been assigned a target bonus representing a percentage of the participant's base salary. The target bonuses for 1997 for Messrs. Swartz, Razmilovic, Heiman, Feldt and Goldner are 100%, 75%, 55%, 50% and 45%, respectively, which is consistent with past practice and in conformity with their individual employment agreements and their levels of responsibility. The target bonuses for all other participants in the Executive Bonus Plan are established by Messrs. Swartz and Razmilovic based on the individual's performance and relative level of responsibility. They range from 35% to 45% of base salary.

   Messrs. Swartz and Razmilovic's bonuses will be determined solely on the basis of corporate financial performance. In the case of all other participants, 25% of their bonuses will be based on individual performance during the year with the remainder being based on corporate financial performance. In 1996, all executive officers who participated in the Executive Bonus Plan received as their actual bonus payment an amount 112.5% of their Target Bonus (less adjustments in certain instances for individual performance). In 1995 and 1994, all executive officers who participated in the Executive Bonus Plan received 134% and 129%, respectively, of their Target Bonus.

STOCK OPTIONS

   The Corporation reinforces the importance of producing satisfactory returns to shareholders over the long term through the operation of its stock option plans. Stock options provide employees with the opportunity to acquire an equity interest in the Corporation, and to participate in the creation of shareholder value as reflected in growth in the price of the Corporation's Common Stock.

   Option exercise prices are equal to 100% of the fair market value of the Corporation's Common Stock on the date of option grant. This ensures that participants will derive benefits only as shareholders realize corresponding gains. To encourage a long-term decision making perspective, options are generally assigned a 10-year term and options generally become exercisable over four to five years following a two year waiting period.

   The Committee grants additional options to selected employees based on an assessment of competitive compensation practices, particularly in high technology industries, individual contribution and performance. The Committee believes that in granting such stock options, it is effectively reinforcing the Corporation's objective of insuring a strong link between employee rewards and shareholder interests. In 1996, the Committee determined that it was appropriate and desirable to grant Dr. Swartz (i) an option to purchase 75,000 shares of Common Stock at an exercise price of $37.50 per share (the fair market value of the Corporation's Common Stock on the date the option was granted by the Committee) in light of the Corporation's strong financial performance in 1995 and (ii) an option to purchase 180,000 shares of Common Stock at an exercise price of $44.75 per share (the fair market value of the Corporation's Common Stock on the date the option was granted by the Committee) in light of the Corporation's strong financial performance in 1996.

STOCK OWNERSHIP AND OPTION RETENTION PROGRAM

   Effective January 1, 1995, the Committee established for executive officers a stock ownership and option retention program which it administers. The Committee firmly believes that the long term interests of the Corporation's shareholders are best served when management maintains a significant, equity-based interest in the Corporation. The Committee considers both vested, unexercised options and shares owned as meaningful expressions of such interest. Accordingly, the Committee developed a program with target levels of equity interest for each executive officer. Under the program, without prior permission of the Committee, unless and until an executive has attained the minimum requirements described below, there will exist significant limitations on an executive's freedom to reduce his equity position. Executive officers must agree to participate in the program to be eligible to receive option awards after January 1, 1995. All current executive officers have agreed to participate in the program.

   The program limits the exercise of vested options (other than in the last year of the term of an option) unless the executive meets and will continue to meet the equity interest requirement described below after the exercise and sale of shares acquired upon exercise. The equity interest requirement provides that the combined value of the Corporation's Common Stock and vested options held by the executive, each valued at the then market price of the Corporation's Common Stock, must be equal to or greater than a designated multiple of target cash compensation (annual base salary plus target bonus) ("TCC").

   If the equity interest requirement is satisfied, the program allows for the exercise of vested options but within strict limits. At least 50% of the net after tax proceeds obtainable upon the exercise of any option (other than options awarded after January 1, 1994 in connection with an executive's initial hire or initial promotion to an executive officer position, or options already held by persons who were promoted to an executive officer position after January 1, 1994) must be retained in the form of shares of the Corporation's Common Stock unless and until the executive then owns shares of Common Stock having a market value equal to a specified multiple of his base salary.

                              EQUITY INTEREST        SHARE OWNERSHIP
         POSITION               REQUIREMENT            REQUIREMENT
-------------------------  -------------------  -----------------------
Chairman of the Board           7 times TCC        5 times Base Salary
-------------------------  -------------------  -----------------------
President                       5 times TCC        3 times Base Salary
-------------------------  -------------------  -----------------------
Executive and
 Senior Vice President          3 times TCC        2 times Base Salary
-------------------------  -------------------  -----------------------
Vice President                  2 times TCC        1 times Base Salary
-------------------------  -------------------  -----------------------

SUMMARY

   The Committee is responsible for recommending to the Board, for its approval, compensation decisions affecting the Corporation's senior executive officers. The Committee ensures that the overall compensation offered to senior executive officers is consistent with the Corporation's interest in providing competitive pay opportunities, reflective of its pay-for-performance orientation, encourages share ownership on the part of executives and is generally supportive of the Corporation's short-and long-term business goals. The Committee will continue to actively monitor the effectiveness of the Corporation's senior executive compensation plans and assess the appropriateness of senior executive pay levels to assure prudent application of the Corporation's resources.

Compensation /Stock Option Committee



Lowell C. Freiberg, Chairman
Saul P. Steinberg

                   MANAGEMENT REMUNERATION AND TRANSACTIONS

   The following Summary Compensation Table sets forth compensation information with respect to the Corporation's Chief Executive Officer and the four other executive officers who in 1996 were the most highly paid executive officers, for services rendered in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                          ------------------------------------------------     ----------------------
         NAME AND                                            OTHER ANNUAL       SECURITIES UNDERLYING      ALL OTHER
    PRINCIPAL POSITION      YEAR     SALARY     BONUS(E)     COMPENSATION(F)         OPTIONS (#)         COMPENSATION(F)
------------------------  ------  -----------  ----------  ---------------     ----------------------  ---------------
Jerome Swartz............   1996    $689,052(C)  $775,184         $0                  255,000             $ 52,496(G)
 Chairman of the Board,     1995    $656,250(D)  $881,823         $0                  275,000             $ 19,890(G)
 Chief Executive Officer    1994    $640,462(D)  $824,915         $0                  100,000             $ 13,621(G)
 and Director

Tomo Razmilovic..........   1996    $437,500(C)  $369,147         $0                   85,000             $  4,750(H)
 President, Chief           1995    $308,673     $254,523         $0                  132,500             $111,344(I)
 Operating Officer          1994    $262,500     $196,875         $0                        0             $118,839(I)
 and Director(A)

Frederic P. Heiman.......   1996    $397,509(C)  $245,959         $0                   30,000             $  4,750(H)
 Executive Vice             1995    $375,000(D)  $276,930         $0                   27,500             $  4,750(H)
 President                  1994    $359,000(D)  $254,316         $0                        0             $  4,620(H)
 and Director

Richard M. Feldt.........   1996    $288,758(C)  $156,335         $0                        0             $197,588(J)
 Senior Vice President      1995    $ 70,002     $ 75,000         $0                   75,000             $      0
 and                        1994       --           --            --                     --                  --
 General Manager,
 Operations(B)

Leonard H. Goldner.......   1996    $248,872(C)  $125,991         $0                   10,000             $  4,750(H)
 Senior Vice President,     1995    $210,454(D)  $127,259         $0                   25,000             $  4,750(H)
 General Counsel and        1994    $200,034(D)  $115,933         $0                        0             $  4,620(H)
 Secretary

A      Until October 15, 1995 he served as Senior Vice President World Wide
       Sales and Services and in such capacity he received an annual base salary in 1995 of $278,000, which was increased to $437,500 upon his appointment as President.

B      Mr. Feldt commenced employment with the Corporation in October 1995.

C Includes $9,500 in contributions to the Corporation's 401(k) deferred compensation plan.

D Includes $9,240 in contributions to the Corporation's 401(k) deferred compensation plan.

E      Represents amounts earned and accrued pursuant to the Corporation's
       Executive Bonus Plan in 1995 and 1996 and Bonus Profit Sharing Plan in
       1994. Amounts indicated are earned and accrued in the fiscal year indicated but generally paid in the first quarter of the next succeeding year. Mr. Razmilovic participated in the Executive Bonus
       Plan in 1995 and 1996 but was not a participant in the Bonus Profit
       Sharing Plan. His bonus in 1994 was based upon his attainment of certain sales related goals established by the President.

F Not included are the amounts of certain perquisites and other personal benefits provided by the Corporation since such amounts do not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus reported in the table for any named executive officer.

                               10

G      Represents (i) $4,620 in 1994, $4,750 in 1995 and $4,750 in 1996 for
       contributions to the Corporation's 401(k) deferred compensation plan,
       (ii) $9,001 in 1994, $15,140 in 1995 and $15,246 in 1996 for (a)
       premiums paid on his behalf on term life insurance policies for which members of his family are the beneficiaries and (b) the estimated dollar value of the economic benefit to Dr. Swartz for insurance premium payments made by the Corporation on split-dollar whole life policies for which the Corporation will eventually recover all premiums paid, and (iii) a non-reimbursable expense allowance in 1996 of $32,500.

H Represents contributions to the Corporation's 401(k) deferred compensation plan.

I Represents (i) $48,000 in 1994 and $40,385 in 1995 to reimburse him for a portion of his duplicate housing expenses when his duties for the Corporation and its subsidiaries required that he maintain a home in both the United Kingdom and Long Island, and (ii) $70,839 in 1994 and
       $70,959 in 1995 for contributions to a defined contribution retirement plan maintained by the Corporation's UK subsidiary on his behalf.

J Represents $4,750 in contributions to the Corporation's 401(k) deferred compensation plan and $192,838 reimbursement of expenses associated with Mr. Feldt's relocation to the Long Island area.

   In 1995, Dr. Swartz and the Corporation entered into an employment agreement which terminates on June 30, 2000, pursuant to which Dr. Swartz will receive an annual base salary of $721,864 through June 30, 1997. He will receive a 10% increase effective July 1, 1997. Dr. Swartz also participates in the Corporation's Executive Bonus Plan. The target amount of his bonus is 100% of his base salary. In addition, if his employment with the Corporation is terminated for any reason (other than due to his death or disability or for cause or his voluntary resignation), Dr. Swartz will receive payments equal to one year's (if such termination occurs after June 30, 1998, two year's, if such termination occurs before such date) annual base salary and bonus during the last completed fiscal year immediately preceding any such termination.

   In 1995, Mr. Razmilovic and the Corporation entered into an employment agreement which terminates on December 31, 2000, pursuant to which Mr.
Razmilovic will receive an annual base salary of $500,000 for the year ending
December 31, 1997, subject to annual renegotiation thereafter. Mr. Razmilovic also participates in the Corporation's Executive Bonus Plan. The target amount of his bonus is 75% of his base salary. In addition, if his employment with the Corporation is terminated for any reason (other than due to his death or disability or for cause or his voluntary resignation), Mr.
Razmilovic will receive payments equal to one year's (if such termination occurs after October 30, 1998, two year's, if such termination occurs before such date) annual base salary and bonus during the last completed fiscal year immediately preceding any such termination.

   In 1995, Dr. Heiman and the Corporation entered into an employment agreement which terminates on June 30, 1999 pursuant to which Dr. Heiman is, effective as of January 1, 1997, employed on an approximate 50% basis. He will receive an annual base salary of $212,500 for the year ending December
31, 1997, subject to annual renegotiation thereafter. Dr. Heiman also participates in the Corporation's Executive Bonus Plan. The target amount of his bonus is 55% of his base salary.

   In 1995, Mr. Goldner and the Corporation entered into an employment agreement which terminates on October 31, 2000, pursuant to which Mr. Goldner will receive an annual base salary of $291,200 for the year ending December
31, 1997, subject to annual renegotiation thereafter. Mr. Goldner also participates in the Corporation's Executive Bonus Plan. The target amount of his bonus is 45% of his base salary. In addition, if his employment with the Corporation is terminated for any reason (other than due to his death or disability or for cause or his voluntary resignation), Mr. Goldner will receive payments equal to one year's (if such termination occurs after October 31, 1998, two year's, if such termination occurs before such date) annual base salary and bonus during the last completed fiscal year immediately preceding any such termination.

   Mr. Martino and the Corporation have entered into an employment agreement which terminates on December 31, 2000 pursuant to which he is employed on a part-time and consulting basis, assisting the Chairman of the Board and President. His salary during this period is $150,000 per annum.

                               11

   Directors who are not employees of the Corporation receive an annual retainer of $12,500, payable in quarterly installments as well as a fee of $2,500 for each Board of Directors meeting attended or each meeting of a committee which is not held in conjunction with a Board of Directors meeting.
The Chairman of the Audit Committee and the Compensation/Stock Option
Committee also each receive an annual retainer of $5,000 payable in quarterly installments. Directors who are employees receive no additional compensation for serving as directors or for attending Board or committee meetings. The
Corporation reimburses Directors for expenses incurred in connection with attending meetings of the Board of Directors or committees of the Board.

   In addition, Directors who are not employees of the Corporation participate in the Corporation's 1994 Directors' Stock Option Plan (the "1994
Plan"). Pursuant to the 1994 Plan, when a person is initially elected to the Board of Directors, he is awarded an option to purchase 10,000 shares.
Moreover, commencing in 1994, every person who has been a Director for more than 11 months is, upon re-election at the annual meeting of shareholders, granted an option to purchase 2,500 shares of the Corporation's Common Stock.
Each option has a term of ten years, becomes exercisable in two equal annual installments beginning on the first anniversary of the date of grant and has an exercise price equal to 100% of the fair market value of shares of the Corporation's Common Stock on the date of grant. Pursuant to the 1994 Plan, in 1996 Messrs. Mallement, Steinberg, Freiberg, Bugliarello and Wang each received options to purchase 2,500 shares. If re-elected at the 1997 Annual
Meeting, Messrs. Mallement, Steinberg, Freiberg, Bugliarello and Wang will each be awarded an option to purchase an additional 2,500 shares.

OPTION GRANTS

   Currently, the Corporation maintains two stock option plans, the 1990
Non-Executive Stock Option Plan (the "1990 Plan") and the 1991 Employee Stock
Option Plan (the "1991 Plan") pursuant to which options may be granted to employees of the Corporation. The 1990 Plan and the 1991 Plan authorize the Compensation/Stock Option Committee of the Board of Directors to grant options, from time to time, to key employees of the Corporation and of its subsidiaries (and in the case of the 1991 Plan, key officers, including those who are executive officers of the Corporation). Under the 1991 Plan, no individual may be awarded options to purchase more than 275,000 shares in any calendar year. Certain of the options, by their terms, as determined by the Committee at the time of grant, may be qualified under the Internal Revenue
Code of 1986 (the "Code") as Incentive Stock Options ("ISO's") and certain of the options may be non-qualified options. No option granted under the 1990
Plan or the 1991 Plan is exercisable for a period exceeding ten years. No ISO granted under the 1991 Plan to owners of 10% or more of the Common Stock of the Corporation is exercisable for a period exceeding five years. The exercise price of an option under the Plans must be at least 100% of the fair market value of the underlying Common Stock on the date of grant.

   ISO's must comply with certain provisions of the Code relating to, among other matters, the maximum amount that can be vested by an optionee in any one calendar year and the minimum exercise price of an ISO. The 1990 Plan terminates on April 30, 2000 and the 1991 Plan terminates on October 13,
2001. If the shareholders approve the adoption of the 1997 Employee Stock
Option Plan, the Corporation will discontinue the 1991 Plan.

                               12

   The following table shows, as to each individual named in the Summary
Compensation Table, certain information with respect to stock options granted to such individuals under all stock option plans administered by the
Corporation:


                                                                                   POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                     INDIVIDUAL GRANTS IN 1996               RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM(A)
                     ------------------------------------------------------- ---------------------------------------------------
                       NUMBER OF      % OF TOTAL
                       SECURITIES       OPTIONS
                       UNDERLYING     GRANTED TO      EXERCISE                  5%                        10%
                        OPTIONS        EMPLOYEES      OR BASE     EXPIRATION  STOCK         DOLLAR        STOCK        DOLLAR
          NAME       GRANTED (#)(B) IN FISCAL YEAR(C)  PRICE(D)      DATE    PRICE(E)        GAIN        PRICE(E)       GAIN
          ----        -----------   ---------------    ------        ----    --------        ----        ------         ----
All Shareholders ......       --                        --           --       $69.42    $699,560,266    $110.55  $ 1,773,176,450
Jerome Swartz..........     75,000                    $37.50       2/11/06    $61.08    $  1,768,766    $ 97.27  $     4,482,401
                           180,000      30.24         $44.75      10/20/06    $72.89    $  5,065,746    $116.07  $    12,837,595
CEO's Gain as % of All
 Shareholdlers' Gain ..                                                                         .977%                      .977%
Tomo Razmilovic........     25,000                    $37.50       2/11/06    $61.08    $    589,589    $ 97.27  $     1,494,134
                            60,000      10.08         $44.75      10/20/06    $72.89    $  1,688,582    $116.07  $     4,279,199
Frederic P. Heiman  ...     30,000       3.56         $44.75      10/20/06    $72.89    $    844,291    $116.07  $     2,139,599
Richard M. Feldt ......          0          0              0         --            0               0          0                0
Leonard H. Goldner ....     10,000       1.19         $47.00       4/28/06    $76.56    $    295,580    $121.91  $       749,059

------------
A Total dollar gains based on the assumed annual rates of appreciation of the exercise price of each option. The gain derived by all shareholders is based on the outstanding number of shares at December 31, 1996. The actual value, if any, an executive will realize will depend on the excess of the market price over the exercise price on the date the option is actually exercised. There can be no assurance that the value actually realized by an executive or any shareholder will be at or near the values estimated in this table.

B The options awarded vest in three annual installments commencing two years after date of grant. If a change in control of the Corporation were to occur, all of the then unvested portion of each option would become immediately exercisable.

C      Based on 843,200 options granted to all employees in 1996.

D 100% of the closing price of the Corporation's Common Stock on the date of grant.

E The stock price represents the price of the Corporation's Common Stock if the assumed annual rates of stock price appreciation are achieved over the term of the options. In the case of all shareholders, the weighted average share price of the options awarded to Dr. Swartz was used.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

   Shown below is information with respect to the unexercised options to purchase the Corporation's Common Stock as of December 31, 1996 and the value realized upon the exercise in 1996 of any option by the individuals named in the Summary Compensation Table.

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING                 VALUE OF UNEXERCISED,
                        NUMBER OF                         UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                          SHARES                       HELD AT DECEMBER 31, 1996      HELD AT DECEMBER 31, 1996(A)
                       ACQUIRED ON        VALUE      -----------------------------   -----------------------------
        NAME         EXERCISE IN 1996    REALIZED    EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
        ----         ---------------     --------    -----------     -------------   -----------     -------------
Jerome Swartz             91,250        $3,682,345      528,000         612,500      $16,921,000      $5,770,625
Tomo Razmilovic           21,800        $  345,485       41,000         243,450      $ 1,225,250      $2,527,663
Frederic P. Heiman        50,000        $1,052,184       22,500          64,100      $   633,375      $  704,550
Richard M. Feldt               0        $        0            0          75,000      $         0      $  712,500
Leonard H. Goldner        62,500        $2,138,232       55,950          38,750      $ 1,721,213      $  569,063

------------
A Based on the closing price of the Corporation's Common Stock on the New York Stock Exchange on that date of $44.25.

   Employees of the Corporation and certain of its subsidiaries are eligible to participate in a 401(k) deferred compensation plan after 90 days of service. A participant may elect to make pre-tax contributions, subject to certain limitations, with a maximum contribution of $9,500 in 1996 and 1997. The first 6% contributed by each participant during each pay period is eligible for a matching 50% contribution by the Corporation. There is immediate vesting of the individual's contribution and 100% vesting of the Corporation's contribution after one year of service. Amounts accumulated under this plan are normally paid to a participant on retirement or termination of employment and depend, among other factors, on the amounts contributed by the participant, the manner in which contributions have been invested, and the amount of any prior withdrawal.

   The Corporation maintains an Executive Retirement Plan (the "Retirement Plan"), which is a non-qualified deferred compensation arrangement for a select group of senior management employees of the Corporation. Participants are selected by the Compensation/Stock Option Committee of the Board of Directors. Under the Retirement Plan, the maximum benefit payable to a participant is the participant's average compensation (base salary plus bonus) for the three year period ending on the date the participant ceases to be a full time employee of the Corporation multiplied by five (the "Benefit Ceiling Amount"). After five successive years of participation in the Retirement Plan, a participant is entitled to 50% of the Benefit Ceiling Amount. After each additional year of participation in the Retirement Plan up to five additional years of participation, a participant is entitled to an additional 10% of the Benefit Ceiling Amount. Benefits are normally payable in equal monthly installments over a ten year period after retirement, beginning after the participant attains age 65 (or age 62 with 20 years or more of credited service). However, upon death or disability, payment is accelerated and made in a lump sum but the amount is reduced to the then present value of the benefit payments which would have been made under the normal mode of payment. Messrs. Swartz, Razmilovic, Heiman, Feldt and Goldner are participants in the Retirement Plan.

   The following table illustrates the estimated annual retirement benefits payable under the Retirement Plan to a participant at specified average compensation levels and years of service. There is no offset in benefits under the Retirement Plan for Social Security benefits. However, benefits payable under the Retirement Plan will be reduced by the value of any retirement income of the participant attributable to contributions by the Corporation to any qualified pension plan adopted by the Corporation (excluding the Corporation's current 401(k) deferred compensation plan).

                              PENSION PLAN TABLE

                                           YEARS OF SERVICE
                 3 YEARS AVERAGE        ---------------------
               ANNUAL COMPENSATION          5          10
               -------------------      --------    ---------

                    $   400,000         $100,000    $  200,000
                        800,000          200,000       400,000
                      1,200,000          300,000       600,000
                      1,600,000          400,000       800,000
                      2,000,000          500,000     1,000,000


   As of January 1, 1997, Messrs. Swartz, Razmilovic, Heiman, Feldt and Goldner had 20, 2, 10, 1 and 6 years, respectively, of credited service. Since Dr. Heiman is no longer a full-time employee, he will no longer be an active participant in the Plan. Upon reaching age 65, he will be entitled to receive monthly payments of $26,510 for a ten year period. Mr. Razmilovic became a participant in the Corporation's Executive Retirement Plan in October 1995. He will not receive credit under the Plan for his prior service to the Corporation but in lieu thereof, he will receive, for the first five years of participation in the Plan, two years of credited service for each year of employment after October 1995.

SHAREOWNER RETURN PERFORMANCE PRESENTATION

   Set forth below is a graph comparing the yearly percentage change in the cumulative total shareowner return on the Corporation's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Technology Sector Index for the period of five years commencing January 1, 1992 and ending December 31, 1996, assuming in each case a fixed investment of $100 at the respective closing prices on December 31, 1991 and reinvestment on a quarterly basis of all dividends.


     [GRAPHIC OMITTED - THE FOLLOWING TABLE REPRESENTS THE GRAPHIC DATA]


                      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
                                       RETURN*
                 AMONG SYMBOL TECHNOLOGIES, INC., THE S&P 500 INDEX
                        AND THE S&P TECHNOLOGY SECTOR INDEX


                         12/31/91 12/31/92 12/31/93 12/31/94 12/31/95 12/31/96
Symbol Technologies        $100      $50      $71     $120     $154     $173
S&P 500                    $100     $108     $118     $120     $165     $203
S&P 500 Technology Sector  $100     $104     $128     $149     $215     $305

* $100 INVESTED ON 12/31/91 IN STOCK
  OR INDEX - INCLUDING REINVESTMENT
  OF DIVIDENDS. FISCAL YEAR ENDING
  DECEMBER 31.

            PROPOSAL TO ADOPT THE 1997 EMPLOYEE STOCK OPTION PLAN

GENERAL

   The Corporation currently awards options under two stock option plans. Options covering 4,750,000 shares of Common Stock may be issued pursuant to the 1990 Plan and options to purchase 2,500,000 shares may be issued under the 1991 Plan. As of February 15, 1997, 2,816,842 shares had been exercised and there were outstanding options to purchase 1,933,680 shares under the 1990 Plan. Accordingly, only 578 shares remained available for the grant of options under the 1990 Plan. As of February 15, 1997, 337,129 shares had been exercised under the 1991 Plan and there were outstanding options to purchase 2,162,399 shares under the 1991 Plan. Accordingly, only 25 shares remained available for the grant of options under the 1991 Plan. Moreover, officers (which includes persons who are officers as said term is defined in Rule 16a-1(f) of the Securities Exchange Act of 1934) are not eligible to have options granted to them under the 1990 Plan. Reference is made to the information contained under the headings "Security Ownership of Management" and "Management Remuneration and Transactions." The Board of Directors believes that, because of the Corporation's continued anticipated growth, it will be necessary to hire additional management personnel. In view of these personnel needs, and in light of the present level of remuneration paid to management (see "Management Remuneration and Transactions") and the present level of management's equity in the Corporation (see "Security Ownership of Management"), the Board of Directors is of the opinion that it is appropriate that stock options continue to be a major component of the Corporation's management remuneration package. Accordingly, on February 10, 1997, the Board of Directors, subject to shareholder approval, adopted the 1997 Employee Stock Option Plan (the "1997 Plan"). The complete text of the 1997 Plan is attached hereto as Appendix A.

TERMS OF THE PLAN

   Under the 1997 Plan, options to purchase 1,250,000 shares may be issued. The 1997 Plan is administered by a committee consisting of at least two "disinterested" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Committee") selected by the Board of Directors. The Board has designated the Compensation/Stock Option Committee, consisting of Messrs. Freiberg and Steinberg, to administer the 1997 Plan. Within the applicable limits of the 1997 Plan, the Committee shall have full authority to select from among eligible individuals those to whom options shall be granted under the 1997 Plan, the number of shares subject to each option and the price, terms and conditions of any options to be granted thereunder. The Board of Directors shall have full authority to amend the 1997 Plan, provided, however, that any amendment which (i) increases the number of shares which may be the subject of stock options granted under the 1997 Plan, (ii) expands the class of individuals eligible to receive options under the 1997 Plan, (iii) increases the period during which options may be granted or the permissible term of options under the 1997 Plan, or (iv) decreases the minimum exercise price of such options, shall only be adopted by the Board of Directors subject to shareholder approval. No amendment to the 1997 Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

   Officers and key employees of the Corporation and directors, officers and key employees of its subsidiaries (including any partnership of which the Corporation or any subsidiary of the Corporation is a general partner) are eligible to receive options under the 1997 Plan. The exercise price of any option must be not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchasable thereunder on the date of grant.

   Payment for shares purchased upon the exercise of options may be made (i) in cash or certified check, (ii) by transfer to the Corporation of a number of shares of the Corporation's Common Stock whose aggregate market value is equal to the aggregate option exercise price, (iii) by delivering to the Corporation (a) irrevocable instructions to deliver the stock certificates representing the shares for which the option is being exercised directly to a broker, and (b) instructions to the broker to sell such shares and promptly deliver to the Corporation the portion of sale proceeds equal to the aggregate option exercise price, or (iv) a combination of these methods of payment.

   No option may be exercisable for more than ten years from the date of grant; an incentive stock option granted to a 10% shareholder may not be exercisable for more than five years from the date of grant. Moreover, to qualify as incentive stock options, the aggregate fair market value, determined as of the date of grant, of the shares which may first become exercisable by an individual in any calendar year, under the 1997 Plan and under any other plans of the Corporation and its subsidiaries pursuant to which incentive stock options may be granted, may not exceed $100,000. The maximum number of shares purchasable under any option or options granted pursuant to the 1997 Plan in any calendar year to any one individual shall in no event exceed one percent of the then issued and outstanding shares of Common Stock of the Corporation.

   Under the 1997 Plan, both incentive and non-incentive stock options may be granted. For federal income tax purposes, a holder of an option designated as not qualifying as an incentive stock option will generally realize taxable income upon the exercise of an option, and at that time the Corporation will then be allowed a tax deduction equal to the excess of (a) the aggregate market value, at the time of such exercise, of shares acquired pursuant to such exercise over (b) the aggregate option exercise price for such shares. Generally, no realization of taxable income to the optionee will result from the exercise of an incentive stock option and the Corporation will not receive any deduction in connection with such exercise. At the time of the sale of the shares acquired upon the exercise of an incentive option the optionee will then realize taxable income equal to the sale price less the exercise price.

   Options may generally not be transferred except to the extent that options may be exercised by an executor or administrator provided, however, with the prior approval of the Committee, options under the 1997 Plan may be transferred to an optionee's spouse, children, grandchildren or trusts or partnerships for the benefit of such persons. Under the 1997 Plan, options generally lapse if the optionee ceases to be an employee of the Corporation or its subsidiaries. However, if the cessation of employment is due to retirement, disability or death of the optionee, options may be exercised within one year of the optionee's retirement, death or disability, provided, however, that no option may be exercisable after its normal expiration date.

   At this date, the individuals who will receive options under the 1997 Plan have not been determined except that Messrs. Swartz, Razmilovic, Heiman, Feldt and Goldner have been granted (subject to shareholder approval of the adoption of the 1997 Plan) options to purchase 180,000, 60,000, 13,750, 25,000 and 25,000 shares, respectively. The exercise price of such options will be the closing price of the Corporation's Common Stock on the date shareholder approval of the 1997 Plan has been obtained. In addition, all other executive officers have been granted (subject to shareholder approval) options to purchase an aggregate of 94,500 shares. Accordingly, except for the options described above, it is not possible at this time to state the number of shares to be optioned to directors, executive officers or their associates under the 1997 Plan. With respect to options awarded under other stock option plans, reference is made to the table contained in the section entitled "Management Remuneration and Transactions." The closing price of the Corporation's Common Stock on February 28, 1997 was $50.25 per share.

   The 1997 Plan terminates on February 9, 2007. The 1997 Plan may be altered, suspended or discontinued at any time by the Board of Directors, provided that no such action may, without the consent of an optionee, materially and adversely affect his rights under any outstanding options. If approval of the shareholders is not obtained at the 1997 Annual Meeting, the Plan will be terminated and all options awarded thereunder shall be canceled. Options are subject to adjustment to protect against dilution in certain events, including the recapitalization or reorganization of the Corporation, its merger into or consolidation with another corporation, stock splits and stock dividends.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE 1997 PLAN. The affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote will be required for the approval of this proposal.

           PROPOSAL TO ADOPT THE 1997 EMPLOYEE STOCK PURCHASE PLAN

   The 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan") was adopted by the Board of Directors on February 10, 1997, subject to shareholder approval. The complete text of the 1997 Purchase Plan is attached hereto as Appendix B.

   The 1997 Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of the Corporation and participating subsidiaries so that they may share in the growth of the Corporation by acquiring or increasing their proprietary interest in the Corporation. The 1997 Purchase Plan is designed to encourage eligible employees to remain in the employ of the Corporation. Under the 1997 Purchase Plan, payroll deductions are used to purchase the Corporation's Common Stock for eligible, participating employees through the exercise of stock options.

   It is intended that the 1997 Purchase Plan will be administered by the Compensation/Stock Option Committee of the Board of Directors of the Corporation. The Compensation/Stock Option Committee, subject to the provisions of the 1997 Purchase Plan, has the power to construe the 1997 Purchase Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the 1997 Purchase Plan as it may deem appropriate. The Compensation/Stock Option Committee or the Board of Directors may, from time to time, adopt amendments to the 1997 Purchase Plan provided that, without the approval of the Corporation's shareholders, no amendment may increase the number of shares that may be issued under the 1997 Purchase Plan or change the class of the employees eligible to receive options under the 1997 Purchase Plan, or cause Rule 16b-3 under the Securities Exchange Act of 1934 to be inapplicable to the 1997 Purchase Plan.

   The 1997 Purchase Plan may be terminated at any time by the Corporation's Board of Directors but such termination will not affect options then outstanding under the 1997 Purchase Plan. If at any time shares of Common Stock reserved for the purposes of the 1997 Purchase Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the 1997 Purchase Plan will terminate. Upon termination of the 1997 Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded to 1997 Purchase Plan participants without interest.

   The 1997 Purchase Plan authorized the issuance of up to 250,000 shares of Common Stock pursuant to the exercise of non-transferable options granted to participating employees. The Common Stock subject to the options under the 1997 Purchase Plan includes shares of the Corporation's authorized but unissued Common Stock, shares of Common Stock reacquired by the Corporation, and shares of Common Stock purchased in the open market. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transactions.

   An employee electing to participate in the 1997 Purchase Plan must authorize an amount (a whole percentage not less than 2% nor more than 10% of the employee's base compensation) to be deducted by the Corporation from the employee's pay and applied toward the purchase of Common Stock under the 1997 Purchase Plan. Deductions under the 1997 Purchase Plan generally may not be increased and may not be decreased more than once during the six month periods commencing on the first day of January or the first day of July in each year (the "Payment Period") with the first Payment Period commencing on July 1, 1997. On the first business day of each Payment Period, the Corporation will grant to each 1997 Purchase Plan participant an option to purchase shares of Common Stock of the Corporation. On the last day of the Payment Period, the employee will be deemed to have exercised this option, at the option price to the extent of such employee's accumulated payroll deduction, on the condition that the employee remains eligible to participate in the 1997 Purchase Plan throughout the Payment Period. In no event, however, may the employee exercise an option granted under the 1997 Purchase Plan for more than 2,500 shares during a Payment Period. If the amount of the accumulated payroll deductions exceeds the aggregate purchase price of 2,500 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee's right to purchase shares of Common Stock under the 1997 Purchase Plan and all other Section 423 plans of the

Corporation and any subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. Under the terms of the 1997 Purchase Plan, the option price is an amount equal to the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period, or (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period. The Corporation will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on these amounts.

   An employee may enter the 1997 Purchase Plan by delivering to the Corporation, at least 30 days before the beginning date of the next succeeding Payment Period, an authorization stating the initial percentage to be deducted from the employee's pay and authorizing the purchase of shares of Common Stock for the Employee in each Payment Period in accordance with the terms of the 1997 Purchase Plan. Unless an employee files a new authorization or withdraws from the 1997 Purchase Plan, the deductions and purchases under the authorization the employee has on file under the 1997 Purchase Plan will continue from the initial Payment Period to succeeding Payment Periods as long as the 1997 Purchase Plan remains in effect. Deductions may be increased or decreased during a Payment Period, as set forth above. An employee may withdraw from the 1997 Purchase Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Corporation in which event the Corporation will refund the entire balance of the employee's deductions not previously used to purchase stock under the 1997 Purchase Plan.

   Employees of the Corporation and participating subsidiaries (A) who have completed more than 90 days of employment with the Corporation or any of its subsidiaries on or before the first day of any Payment Period, and (B) whose customary employment is not less than 20 hours per week and more than 5 months per calendar year are able to participate in the 1997 Purchase Plan. An employee may not be granted an option under the 1997 Purchase Plan, if after the granting of the option such employee would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of the Corporation or its subsidiaries. Directors who are not employees of the Corporation may not participate in the 1997 Purchase Plan.

   If an employee is not a participant in the 1997 Purchase Plan on the last day of the Payment Period, the employee generally is not entitled to exercise his option. An employee's rights under the 1997 Purchase Plan generally terminate upon his voluntary withdrawal from the 1997 Purchase Plan at any time, or when he ceases employment because of retirement, resignation, discharge, death, change of status or any other reason.

   An employee's rights under the 1997 Purchase Plan are the employee's alone and may not be transferred to, assigned to, or availed of by, any other person. Any option granted to an employee may be exercised, during the employee's lifetime, only by the employee. Employees are required to retain any shares acquired upon the exercise of any options under the 1997 Purchase Plan for a six month period after the exercise thereof.

   The proceeds received by the Corporation, if any, from the sale of Common Stock pursuant to the 1997 Purchase Plan will be used for general corporate purposes. The Corporation's obligation to deliver shares of Common Stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares.

   The following general rules are currently applicable for United States federal income tax purposes to employees who receive grants of options for Common Stock and purchase shares of Common Stock pursuant to the 1997 Purchase Plan:

   1. The amounts deducted from an employee's pay under the 1997 Purchase Plan will be included in the employee's compensation subject to federal income tax. Subject to certain requirements no additional income will be recognized by the employee either at the time the options are granted pursuant to the 1997 Purchase Plan or at the time the employee purchases shares of Common Stock pursuant to the 1997 Purchase Plan.

   2. If the employee disposes of shares of Common Stock more than two years after the first business day of the Payment Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary compensation in an amount equal to the lesser of:

     (a) the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or

     (b) the excess of the fair market value of the shares on the first business day of the Payment Period over the option price determined as if the option was exercised on the first business day of the Payment Period.

   In addition, the employee generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed as ordinary compensation income). If the employee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

   3. If the employee disposes of shares of Common Stock within two years after the first business day of the Payment Period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary compensation in an amount equal to the excess of the fair market value of the shares on the last business day of the applicable Payment Period over the amount the employee paid for the shares.

   In addition, the employee generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary compensation income). If the employee's holding period for the shares is more than one year, such gain or loss will be a long-term capital gain or loss.

   4. If the two-year holding period is satisfied, the Corporation will not receive any deduction for federal income tax purposes with respect to the options or the shares of Common Stock issued upon their exercise. If the two-year holding period is not satisfied, the Corporation generally will be entitled to a deduction in an amount equal to the amount which is considered ordinary compensation income to the employee, subject to general limitations on the deductibility of compensation.

   Approval of the 1997 Purchase Plan will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation represented in person or by proxy at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE 1997 PURCHASE PLAN.

           APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   Deloitte & Touche, independent certified public accountants, were selected by the Board of Directors to audit the financial statements of the Corporation for the fiscal year ended December 31, 1996 and the Board of Directors and Audit Committee have recommended that they be retained to audit the financial statements of the Corporation for the current fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement at the meeting if they so desire and are expected to be available to respond to appropriate questions raised orally by shareholders. In the event shareholders do not ratify the appointment of Deloitte & Touche as the Corporation's independent accountants for the current year, such appointment will be reconsidered by the Audit Committee and the Board of Directors. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RETAIN DELOITTE & TOUCHE TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION FOR FISCAL 1997.

                                OTHER BUSINESS

   The Board of Directors of the Corporation knows of no other matters that may be presented at the Annual Meeting. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                            SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the next annual meeting of the Corporation's shareholders must be received by the Corporation for inclusion in the Corporation's Proxy Statement on or prior to November 17, 1997.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

   The Annual Report to Shareholders of the Corporation for the year ended December 31, 1996 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this Proxy Statement

   THE CORPORATION WILL MAKE AVAILABLE AT NO COST, UPON THE WRITTEN REQUEST OF A SHAREHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS TO THE CORPORATION'S FORM 10-K WILL BE MADE AVAILABLE, UPON WRITTEN REQUEST OF A SHAREHOLDER AND THE PAYMENT TO THE CORPORATION OF THE REASONABLE COSTS OF REPRODUCTION AND MAILING. REQUESTS SHOULD BE DIRECTED TO SYMBOL TECHNOLOGIES, INC., ONE SYMBOL PLAZA, HOLTSVILLE, NEW YORK, 11742-1300, ATTENTION: VICE PRESIDENT -- INVESTOR RELATIONS.

                           SOLICITATION OF PROXIES

   The cost of solicitation of proxies in the accompanying form has been or will be borne by the Corporation. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

   It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed Proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                           By Order of the Board of Directors,



                                                   Leonard H. Goldner
                                                        Secretary

Dated: March 11, 1997
Holtsville, New York

                                                                    APPENDIX A
                          SYMBOL TECHNOLOGIES, INC.
                       1997 EMPLOYEE STOCK OPTION PLAN
                          (AS OF FEBRUARY 10, 1997)

   1. Purpose. The 1997 Employee Stock Option Plan (the "Plan") of Symbol Technologies, Inc. (the "Company"), a Delaware corporation, is designed to aid the Company and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Company and its subsidiaries. Certain of the options to be granted under the Plan are intended to satisfy the requirement for classification as "Incentive Stock Options" as defined in Section 422A of the Internal Revenue Code 1986, as amended (the "Code"). (An option granted under the Plan which is intended to satisfy the requirements for classification as an Incentive Stock Option shall be referred to herein as a "Plan Incentive Stock Option").

   2. Amount and Source of Stock. The total number of shares of Common Stock, par value $.01 per share (the "Shares"), of the Company which may be the subject of options granted pursuant to the Plan shall not exceed 1,250,000 of the Company's Shares subject to adjustment as provided in paragraph 10. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Shares subject to such option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan.

   3. Administration of Plan. If all of the members of the Board of Directors of the Company (the "Board") are "disinterested persons" as that term is defined in Rule 16b-3(c)(2) (or any successor provision) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") ("Disinterested Persons"), then the Plan shall be administered by the Board or, if so designated by resolution of the Board by a committee of the Board comprised of two or more members of the Board, selected by the Board, all of which members shall be "Disinterested Persons" (the "Committee"). If all of the members of the Board are not "Disinterested Persons", then the Board shall designate such a Committee to administer the Plan. (The body which is administering the Plan pursuant to this paragraph shall at times be referred to herein as the "Administrative Body.")

   The Administrative Body shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom options may be granted under the Plan, to select from among the eligible individuals those to whom options are to be granted, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The date on which the Administrative Body adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event (such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant. Such resolutions shall also specify whether the option is or is not intended to qualify as a Plan Incentive Stock Option; provided, however, that in the event no such specification is made in such resolutions, the Administrative Body will be deemed to have specified that such option is not intended to qualify as a Plan Incentive Stock Option; provided further, however, that in the event such specification, whether explicit or implicit, is inconsistent with terms set forth in such resolutions for such option, then such specification shall be deemed of no force and effect, and the Administrative Body will be deemed to have made a specification which is consistent with such terms. The adoption of any such resolution by the majority of the members of the Administrative Body shall complete the necessary corporate action constituting the grant of said option and an offer of Shares for sale to said individual under the Plan.

   4. Eligibility. All officers and key employees of the Company or subsidiaries of the Company, as determined by the Administrative Body, shall be eligible to receive options hereunder; provided, however, that no Plan Incentive Stock Option shall be granted hereunder to any person who, together with his spouse, children and trusts and custodial accounts for their benefit, at the time of the grant of such option, owns, within the meaning of
Section 425(d) of the Code, Shares constituting more than ten percent (10%) of the total combined voting power of all of the outstanding stock of the Company (a "Ten Percent

Shareholder"), unless the Plan Incentive Stock Option granted to the Ten Percent Shareholder satisfies the additional conditions for the options granted to Ten Percent Shareholders set forth in subparagraphs 5(a) and 6(a). For purposes of the Plan, a subsidiary shall mean any corporation of which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the outstanding shares of stock normally entitled to vote for the election of directors including voting securities issuable upon conversion of another security which is, or may be issuable upon the exercise of any warrant, option or other similar right, and any partnership of which the Company or a corporate subsidiary is a general partner. From time to time the Administrative Body shall, in its sole discretion, within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder.

   5. Option Price; Maximum Grant.

   (a) The exercise price for the Shares purchasable under any option granted pursuant to the Plan shall not be less than 100% or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the fair market value per share of the Shares subject to option under the Plan at the Date of Grant, solely as determined by the Administrative Body in good faith. The exercise price for options granted pursuant to the Plan shall be subject to adjustment as provided in paragraph 10. For purposes of the Plan, the "fair market value per share" of the Shares on a given date shall be: (i) if the Shares are listed on a registered securities exchange or traded on the NASDAQ National Market System, the closing price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading); (ii) if the Shares are not listed on a registered securities exchange or traded on the NASDAQ National Market System but the bid and asked prices per share for the Shares are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not listed on a registered securities exchange or traded on the NASDAQ National Market System and the bid and asked prices per share of the Shares are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the Administrative Body in good faith.

   (b) To the extent necessary for Plan Incentive Stock Options to qualify as Incentive Stock Options, the aggregate fair market value, determined as the Date of Grant, of the Shares subject to options which may first become exercisable by an individual in any calendar year, under this Plan and all other stock option plans of the Company and of any parent or subsidiary of the Company pursuant to which Incentive Stock Options may be granted, shall not exceed $100,000.

   (c) The maximum number of Shares purchasable under any option or options granted pursuant to the Plan to any one individual in any calendar year shall in no event exceed one percent of the then issued and outstanding shares of Common Stock of the Company.

   6. Term of Option.

   (a) Subject to the provisions of the Plan, the Administrative Body shall have absolute discretion in determining the period during which, the rate at which and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or non-cumulative basis; provided, however, that no option granted hereunder shall be exercisable for a period exceeding ten
(10) years or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant. The Administrative Body may, at any time before complete termination of any option granted hereunder, accelerate the time or times at which such option may be exercised in whole or in part.

   (b) The grant of options by the Administrative Body shall be effective as of the date on which the Administrative Body shall authorize the option; provided, however, that no option granted hereunder shall be exercisable unless and until the holder shall enter into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

    7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares (provided, however, that with such Shares have been owned by the Optionee for at least six months) of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the Shares being purchased, (iii) by delivering to the Company (a) irrevocable instructions to deliver the stock certificates representing the Shares for which the option is being exercised, directly to a broker, and (b) instructions to the broker to sell such Shares and promptly delivered to the Company the portion of the sale proceeds equal to the aggregate option exercise price, or (iv) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and the aggregate option exercise price for all of the Shares covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Shares so purchased shall be deemed to have been acquired. The optionee shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

   8. Exercise and Cancellation of Options Upon Termination of Employment or Death. Except as set forth below, if an optionee shall voluntarily or involuntarily terminate his service as an employee of the Company or any subsidiary of the Company, any option awarded hereunder shall terminate upon the date of such termination of employment regardless of the expiration date specified in such option. Notwithstanding the foregoing, an option agreement may, at the Administrative Body's discretion, provide that the optionee shall have the right to exercise an option after his employment has terminated for any reason whatsoever, including death, disability or retirement provided, however that the exercise must be accomplished within the term of such option. Furthermore, all option agreements shall provide that if the termination of employment is due to retirement or disability (as defined by the Administrative Body in its sole discretion), the optionee (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that the optionee could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company, provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the date of the termination of the optionee's employment with the Company or any subsidiary of the Company. If the termination of employment is due to the death of the optionee, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the optionee could have exercised on the date of his death; provided, however that such exercise must be accomplished within the term of such option and within one (1) year of the optionee's death. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of employment.

   Nothing contained herein or in any option agreement shall be construed to confer on any optionee any right to be continued in the employ of the Company or any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation or discharge of such optionee, or to lay off or require a leave of absence of such optionee (with or without pay), at any time, with or without cause.

   9. Transferability of Options.

   (a) Subject to the provisions of subparagraph 9(b) hereof, options granted under this Plan shall not be transferable except by will or the laws of descent and distribution. Such options shall be exercisable during the optionee's lifetime only by the optionee (or his duly appointed guardian or conservator).

   (b) The Administrative Body may, in its discretion, authorize the transfer of all or a portion of any options granted hereunder on terms which permit the transfer by the optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or
(iii) a partnership in which such Immediate Family Members and/or the optionee are the only partners, provided that (a) the optionee shall receive the approval of the Administrative Body prior to such transfer, and such transfer must be limited to the persons or entities listed in this subparagraph 9(b), and (b) subsequent transfers of such transferred options shall be prohibited except in accordance with this paragraph 9. Following any such transfer, such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this plan, the term "optionee" shall be deemed to refer to the transferor. In the event of the termination of the employment of the transferor, the provisions provided herein shall continue to be applicable to the option and shall limit the ability of the transferee to exercise any such transferred options to the same extent they would have limited the optionee.

   10. Adjustments Upon Changes in Capitalization.

   (a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the option price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. Distributions to the Company's shareholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Administrative Body, whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to effect in any way the right or power of the Company to make or become a party to any adjustments, reclassification, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

   (b) If, in the event of a merger or consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for substitution of new options or other rights in lieu of the options granted hereunder or for the express assumption of such outstanding options by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any option theretofore granted under this Plan shall have the right no less than five (5) days prior to the record date for the determination of shareholders entitled to participate in such merger, consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option; provided that any conditions precedent to such exercise set forth in any option agreement granted under this Plan, other than the passage of time, shall have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of Shares shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding options granted hereunder and any and all rights thereunder shall terminate as of said date.

   11. General Restrictions.

   (a) No option granted hereunder shall be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

   (b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the optionee, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the optionee without any present intention to sell or otherwise distribute such Shares in violation of the Securities Act of 1933 (the "1933 Act") and that the optionee will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the 1933 Act and the rules and regulations thereunder and any applicable "blue sky" laws or regulations. The certificates issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

   12. Withholding Tax Liability.

   (a) An optionee may elect to tender shares to the Company in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided, (i) the Administrative Body shall not have revoked its advance approval of the optionee's share withholding election and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined. Notwithstanding the foregoing, an optionee whose transactions in Common Stock are subject to
Section 16(b) of the 1934 Act may make a share withholding election only if said election is also in compliance with the provisions of said Section and the rules and regulations promulgated thereunder.

   (b) A share withholding election shall be deemed made when written notice of such election, signed by the optionee, has been received by the Secretary of the Company. Delivery of said notice shall constitute an irrevocable election to have Shares so withheld.

   (c) Upon exercise of an option, the Company shall transfer the total number of Shares so exercised less the number of Shares deliverable, if any, in connection with the share withholding election (which shall be the number of Shares having an aggregate fair market value as provided herein equal to the amount of tax required to be withheld plus cash for any fractional amount.)

   13. Amendment. The Board shall have full authority to amend the Plan; provided, however, that any amendment that (i) increases the number of Shares that may be the subject to stock options granted under the Plan, (ii) expands the class of individuals eligible to receive options under the Plan, (iii) increases the period during which options may be granted or the permissible term of options under the Plan, or (iv) decreases the minimum exercise price of such options, shall only be adopted by the Board subject to shareholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under any option.

   14. Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on February 9, 2007 and no options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

   The Plan shall be submitted to the shareholders of the Company for approval in accordance with the applicable provisions of the General Corporate Law of the State of Delaware as promptly as practicable and in any event by February 9, 1998. Any options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained by February 9, 1998, the Plan and any options granted hereunder shall be terminated.

                                                                    APPENDIX B
                          SYMBOL TECHNOLOGIES, INC.
                      1997 EMPLOYEE STOCK PURCHASE PLAN
                          (AS OF FEBRUARY 10, 1997)

ARTICLE 1 -- PURPOSE.

   This 1997 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Symbol Technologies, Inc. (the "Company"), a Delaware corporation, and its participating subsidiaries (as defined in Article 18) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2 -- ADMINISTRATION OF THE PLAN.

   The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

   The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

   In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3 -- ELIGIBLE EMPLOYEES.

   No option may be granted to any person serving as a member of the Committee at the time of grant. Subject to the foregoing limitation, all employees of the Company or any of its participating subsidiaries who have completed more than 90 days of employment with the Company or any of its participating subsidiaries on or before the first day of any Payment Period (as defined in Article 5) and whose customary employment is not less than twenty hours per week and more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, par value $.01 per share ("Common Stock"). All eligible employees shall have the same rights and privileges hereunder. Persons who elect to enter the Plan in accordance with Article 7 and who are eligible employees on the first business day of any Payment Period shall receive their options as of such day. Persons who elect to enter the Plan in accordance with Article 7 and who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first business day of the next succeeding Payment Period. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporations" are defined in Section 424(e) and
(f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

 ARTICLE 4 -- STOCK SUBJECT TO THE PLAN.

   The stock subject to the options under the Plan shall be authorized but unissued Common Stock or treasury shares or shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 250,000, subject to adjustment as provided in Article 13. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5 -- PAYMENT PERIOD AND STOCK OPTIONS.

   For the duration of the Plan, the Payment Period shall be defined as either (i) the six-month period commencing on the first day of January and ending on the last day of June of each calendar year, or (ii) the six-month period commencing on the first day of July and ending on the last day of December of each calendar year. Notwithstanding the foregoing, the first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on July 1, 1997 and shall end on December 31, 1997.

   On the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 2,500 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 2,500 shares except for the 2,500 share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 2,500 shares shall be promptly refunded to the participant by the Company, without interest (unless required by law). The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period or (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 13.

   For purposes of the Plan, the term "fair market value" on any date means
(i) the closing price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock by NASDAQ, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported by NASDAQ; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

   For purposes of the Plan, the term "business day" means a day on which there is trading on the aforementioned national securities exchange or NASDAQ, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in New York.

   Notwithstanding any other provision herein, no employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) $25,000 limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest (unless required by law).

ARTICLE 6 -- EXERCISE OF OPTION.

   Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 2,500 share limit of the option and the
Section 423(b)(8) $25,000 limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option and the sum of accumulated payroll deductions for the Payment Period shall be promptly refunded to the participant, without interest (unless required by law).

ARTICLE 7 -- AUTHORIZATION FOR ENTERING THE PLAN.

   An employee may elect to enter the Plan by filling out, signing and delivering to the Company's Payroll Department an authorization in the form and manner satisfactory to the Company:

   A) Stating the whole percentage to be deducted from the employee's pay;

   B) Authorizing the purchase of Common Stock for the employee in each Payment Period in accordance with the terms of the Plan; and

   C) Specifying the exact name or names in which Common Stock purchased for the employee is to be issued as provided under
            Article 12 hereof.

   Such authorization must be received by the Company at least thirty days before the first day of the next Payment Period.

   Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

   The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts (unless required by law). For purposes of the Plan, "pay" shall be defined as the employee's base salary. Bonuses, commissions, overtime, shift differential or other sources of income shall not be considered as "pay" for the purposes of the Plan.

ARTICLE 8 -- MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.

   An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than two percent (2%) but not more than ten percent (10%) of the employee's base salary.

ARTICLE 9 -- CHANGE IN PAYROLL DEDUCTIONS.

   Deductions may not be increased during a Payment Period. Deductions may be decreased during a Payment Period, provided that an employee may not decrease his deductions more often than once during any Payment Period.

ARTICLE 10 -- WITHDRAWAL FROM THE PLAN.

   A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company. Upon receipt of such withdrawal notice, the amount of the accumulated payroll deductions for the Payment Period shall be promptly refunded to the participant by the Company, without interest (unless required by law).

   To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least thirty days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

 ARTICLE 11 -- ESTABLISHMENT OF BROKERAGE ACCOUNT.

   By enrolling in the Plan, each participating employee will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm to be approved by the Committee.

ARTICLE 12 -- ISSUANCE OF COMMON STOCK; FRACTIONAL SHARES.

   Common Stock purchased under the Plan will be held in an account in the name of the employee, or if such employee's authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, unless prohibited by law. Certificates will be issued, at the employee's request, only for whole numbers of shares. Fractional interests in shares will be carried forward in an employee's account until such time as they equal one full share, or until the termination of an employee's brokerage account, whereupon an amount equal to the value of such fractional interest shall be paid in cash to the employee.

ARTICLE 13 -- ADJUSTMENTS.

   Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

   A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

   B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to options hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

   Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

   If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the

Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of the fair market value on the date of the Acquisition of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 2,500 share limit and Code
Section 423(b)(8) limitations on the amount of stock a participant would be entitled to purchase over the aggregate option price to such participant thereof.

   The Committee or Successor Board shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive.

ARTICLE 14 -- NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

   An option granted under the Plan may not be transferred or assigned, otherwise than by will or by the laws of descent and distribution. Any option granted under the Plan may be exercised, during the participant's lifetime, only by the participant.

ARTICLE 15 -- TERMINATION OF EMPLOYEE'S RIGHTS.

   Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest (unless required by law), the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or, if such leave is longer than 90 days, for so long as the participant's right to re-employment is guaranteed either by statute or by written contract.

ARTICLE 16 -- TERMINATION AND AMENDMENTS TO PLAN.

   The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest (unless required by law).

   The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the shareholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Code Section 423(b) and the regulations thereunder, or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

ARTICLE 17 -- LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.

   The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs beyond this requirement, provided however that all shares acquired herein must be retained by the employee for at least one Payment Period following the exercise of options granted hereunder. Thereafter, an employee may sell Common Stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 22 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY AND ALL MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON STOCK.

ARTICLE 18 -- PARTICIPATING SUBSIDIARIES.

   The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, that is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the shareholders.

ARTICLE 19 -- OPTIONEES NOT SHAREHOLDERS.

   Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a shareholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 20 -- APPLICATION OF FUNDS.

   Any proceeds which may be received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 21 -- NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

   By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

ARTICLE 22 -- WITHHOLDING OF ADDITIONAL INCOME TAXES.

   By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

ARTICLE 23 -- GOVERNMENTAL REGULATIONS.

   The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

   Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

ARTICLE 24 -- GOVERNING LAW.

   The validity and construction of the Plan shall be governed by the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.

ARTICLE 25 -- APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS OF THE COMPANY.

   The Plan was adopted by the Board of Directors on February 10, 1997 and on such date the Board of Directors resolved that the Plan was to be submitted to the shareholders of the Company for approval at the next annual meeting of shareholders.

                          SYMBOL TECHNOLOGIES, INC.
PROXY        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS    COMMON STOCK
            OF THE CORPORATION FOR ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 5, 1997

   The undersigned hereby constitutes and appoints JEROME SWARTZ and TOMO RAZMILOVIC and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of SYMBOL TECHNOLOGIES, INC. to be held at Symbol Technologies, Inc., World Headquarters, One Symbol Plaza, Holtsville, NY 11742 on May 5, 1997 at 10:00 A.M., local time, and at any adjournment thereof, on all matters coming before said meeting.

    1. ELECTION OF DIRECTORS:
       Nominees: Jerome Swartz, Harvey P. Mallement, Frederic P. Heiman,
                 Raymond R. Martino, Saul P. Steinberg, Lowell C. Freiberg, George Bugliarello, Charles Wang and Tomo Razmilovic
                 (Mark only one of the following boxes.)

       [ ] VOTE FOR all nominees above, except vote withheld as to the following nominees (if any):

       [ ] VOTE WITHHELD from all nominees

-----------------------------------------------------------------------------
    2. To vote to approve the 1997 Employee Stock Option Plan. (Mark only one.)
                [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    3. To vote to approve the 1997 Employee Stock Purchase Plan. (Mark only one.)
                [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    4. To ratify the appointment of Deloitte & Touche, independent certified public accountants, as auditors for fiscal 1997. (Mark only one.)
                [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    5. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.
                           (To be signed on other side)

                                         THIS PROXY WHEN PROPERLY EXECUTED
                                    WILL BE VOTED IN THE MANNER DIRECTED HEREIN
                                    BY THE UNDERSIGNED SHAREHOLDER. IF NO
                                    DIRECTION IS MADE, THIS PROXY WILL BE
                                    VOTED FOR PROPOSALS 1, 2, 3 AND 4. The
                                    undersigned acknowledges receipt of the
                                    accompanying Proxy Statement dated
                                    March 11, 1997.

                                    Dated:_________________, 1997

                                    _____________________________

                                    _____________________________
                                       Signature of Shareholder(s)

                                    (When signing as attorney, trustee,
                                    executor, administrator, guardian,
                                    corporate officer, etc. please give
                                    full title. If more than one trustee,
                                    all should sign. Joint owners must
                                    each sign.)



             PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ABOVE.
           I plan [ ]  I do not plan [ ]  to attend the Annual Meeting.